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                                                                EXHIBIT 4(b)(vi)



                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                 Houston, Texas

                                  ENDORSEMENT

This Endorsement is made a part of the Contract or Certificate to which it is attached.

     The amount of the Separate Account Charge depends on the Variable Investment Option from which it is deducted, and is imposed at an annual rate of up to 1.25% of the assets of the Variable Investment Option.

If there is any conflict between the provisions of this Endorsement and the Contract or Certificate, the Endorsement's provision will apply.

The effective date of this Endorsement is the Date of Issue.

                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



                                     By:  /s/ WILLIAM A. WILSON
                                         ---------------------------------------
                                         William A. Wilson
                                         Vice President and General Counsel













UITG-194-RSAC